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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "EXPERTS" and to the use of our reports dated July 1, 1996 incorporated by reference or included in Amendment Number 1 to Form S-2 and related Prospectus of Walnut Equipment Leasing Co., Inc. for the registration of Certificates.



/S/  COGEN SKLAR LLP
COGEN SKLAR LLP



Bala Cynwyd, Pennsylvania
September 10, 1996